UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: April 29, 2005

(Date of earliest event reported)

GSI COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, PA 19406

(Address of principal executive offices and zip code)

(610) 265-3229

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Conditions

In its press release dated April 27, 2005, GSI Commerce, Inc. (the “Registrant”) reported that it had reclassified $6.3 million from cash and cash equivalents to marketable securities as of January 1, 2005. As discussed below, as of January 1, 2005 and January 3, 2004, the Registrant expects to reclassify $36.5 million and $18.8 million, respectively, from cash and cash equivalents to marketable securities. Additionally, in its press release dated April 27, 2005, the Registrant reported cash and cash equivalents of $11.7 million and marketable securities of $31.5 million as of the quarter ended April 2, 2005, instead of $10.7 million and $32.5 million, respectively.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 29, 2005, the Registrant concluded, after discussions among the Audit Committee of the Board of Directors of the Registrant and management, that the consolidated balance sheets as of January 1, 2005 and January 3, 2004 and consolidated statements of cash flows for the fiscal years ended January 1, 2005, January 3, 2004 and December 28, 2002 included in the Registrant’s 2004 Form 10-K should no longer be relied upon and that the Registrant will restate these financial statements.

The Registrant will restate its financial statements to change the classification of its investments in auction rate securities as marketable securities within current assets. Previously, such investments had been classified as cash and cash equivalents. Accordingly, the Registrant will revise the classification to report these investments as marketable securities on the consolidated balance sheets as of January 1, 2005 and January 3, 2004. The Registrant will also make corresponding revisions to the consolidated statements of cash flows for the fiscal years ended January 1, 2005, January 3, 2004 and December 28, 2002, to reflect the gross purchases and sales of these investments as investing activities rather than as a component of cash and cash equivalents. These revisions will have no impact on previously reported total current assets, total assets, working capital position, results of operations or cash flows from operating activities.

The Registrant’s management discussed the matters disclosed in this filing with Deloitte & Touche LLP, its independent registered public accounting firm.

All estimates contained in this Form 8-K are subject to change as the Registrant completes the preparation of its restated financial statements. All statements made in this Form 8-K other than statements of historical fact are forward-looking statements. The words “expect,” “will,” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the Registrant’s business and the industries and markets in which the Registrant operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, including the timing, completion and results of the Registrant’s reviews and audits, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. The Registrant expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

By:	/s/ Jordan M. Copland
Jordan M. Copland Chief Financial Officer

Dated: May 4, 2005